UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

(d) On May 29, 2013, the Board of Directors (the “Board”) of AVEO Pharmaceuticals, Inc. (the “Company”) approved a strategic restructuring of the Company that will refocus the Company’s efforts on the on-going clinical development of tivozanib in colorectal and breast cancer and on the advancement of key pipeline and preclinical assets. The Board made this determination due to the significant likelihood that the U.S. Food and Drug Administration will make an adverse determination with respect to the Company’s New Drug Application for tivozanib in advanced renal cell carcinoma (“RCC”), as well as the decision by the Company’s partner Astellas Pharma Inc. not to proceed with a European filing for tivozanib and not to support future clinical trials in RCC.

As part of this restructuring, the Company has no plans at this time to pursue the development of tivozanib in RCC. The Company will eliminate approximately 140 positions across the organization. The Company expects the restructuring to be substantially completed by June 30, 2013, with the elimination of approximately 120 of the 140 positions, and to be fully completed by December 31, 2013. The Company currently expects this restructuring will result in total restructuring charges of approximately $7.5 to $8.5 million during the year ending December 31, 2013, consisting of severance and benefit costs associated with the targeted staff reductions. The Company is continuing to review the potential impact of the restructuring, specifically with respect to its facilities requirements after the restructuring and alternatives with respect to its lease commitments for its headquarters and laboratory space in Cambridge, Massachusetts, and is unable to estimate any additional restructuring costs or charges at this time. If the Company subsequently determines that it will incur additional major costs and restructuring charges, it will amend this Current Report on Form 8-K with respect to such determination. This restructuring is expected to extend the Company’s cash runway for at least two years, which is beyond the anticipated data read-outs from the Company’s on-going trials of tivozanib and AV-203.

The full text of the press release announcing the restructuring is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 29, 2013, Elan Ezickson notified the Board that he intends to resign as Executive Vice President, Chief Operating Officer of the Company, effective as of July 31, 2013, to pursue new opportunities.

(e)(i) At the annual meeting of shareholders of the Company held on May 29, 2013 (the “2013 Annual Meeting”), the Company’s shareholders approved the amendment and restatement of the Company’s 2010 Stock Incentive Plan (the “2010 Incentive Plan”). The Amended and Restated 2010 Stock Incentive Plan (the “Amended 2010 Incentive Plan”), which had previously been adopted by the Board subject to shareholder approval, increased the number of shares of common stock reserved for issuance under the 2010 Plan by 3,000,000 and adopted a fungible share method for counting awards against the number of shares available for issuance under the Amended 2010 Incentive Plan. The number of shares of common stock reserved for issuance under the Amended 2010 Incentive Plan is the sum of (i) 7,875,000 shares of common stock plus (ii) the number of shares of common stock subject to awards granted under the Company’s 2002 Stock Incentive Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 625,000 shares.

Under the fungible share counting provision in the Amended 2010 Incentive Plan, any award that is not a “full-value award” will be counted against the number of shares available for issuance under the Amended 2010 Incentive Plan as one share for each share of common stock subject to such award, and any award that is a full-value award will be counted as 1.5 shares for each one share of common stock subject to such full-value award, subject to adjustment in the event of changes in capitalization and other similar events. A “full-value award” is any restricted stock award, restricted stock unit award, or other stock-based award with a per share price or per unit purchase price lower than 100% of the fair market value (as defined under the Amended 2010 Incentive Plan) of the Company’s common stock on the date of grant.

The following brief description of the Amended 2010 Incentive Plan is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

Types of Awards

The Amended 2010 Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based and cash-based awards (“Awards”).

Certain of the Awards described below are subject to minimum vesting requirements, as specified below under “—Minimum Vesting Requirements.”

Incentive Stock Options and Nonqualified Stock Options. Optionees receive the right to purchase a specified number of shares of the Company’s common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of the Company’s common stock on the date of grant, provided that if the Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price will be not less than 100% of the fair market value of the Company’s common stock on such future date. Options may not be granted for a term in excess of ten years. The Amended 2010 Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, by check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions and to the extent provided in the applicable option agreement or approved by the Board, by delivery of shares of common stock to the Company, (iii) to the extent provided in an applicable nonqualified stock option agreement or approved by the Board, by delivery of a notice of “net exercise,” (iv) to the extent provided in the applicable option agreement or approved by the Board, by any other lawful means, or (v) by any combination of these forms of payment.

Director Options. The Company’s non-employee directors receive an automatic grant of nonqualified stock options to purchase 30,000 shares of common stock upon commencement of service on the Board (“Initial Grant”) and an automatic grant of nonqualified stock options to purchase an additional 12,500 shares of common stock on the date of each annual meeting (“Annual Grant”), provided that in the case of each Annual Grant, such director must (i) be serving as a director immediately prior to and immediately following the annual meeting and (ii) have served on the Board for at least six months. Initial Grants and Annual Grants will (i) have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, (ii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (iii) contain such other terms and conditions as the Board determines. The Amended 2010 Incentive Plan provides that Initial Grants shall vest in thirty-six equal monthly installments commencing on the first day of the month following the date of grant and Annual Grants shall vest in twelve equal monthly installments commencing on the first day of the month following the date of grant (or, in the case of Annual Grants, if earlier, on the date that is one business day prior to the Company’s next annual meeting), provided, in either case, that the individual is still serving on the Board on each vesting date. No additional vesting will take place after the non-employee director ceases to serve as a director. The Board may provide for accelerated vesting in the case of death, disability, a Change in Control Event (as defined below), attainment of mandatory retirement age, or retirement following at least 10 years of board service. The Board has the discretion to provide for different vesting provisions and conditions than those set forth above, to increase or decrease the number of shares subject to initial grants and annual grants, and to issue stock appreciation rights, restricted stock awards or other stock-based awards in lieu of some or all of such options. Any such discretionary awards to non-employee directors, however, may only be granted and administered by a committee, all the members of which are independent as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

Stock Appreciation Rights. A stock appreciation right (“SAR”) is an award entitling the holder, upon exercise, to receive an amount of the Company’s common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of the Company’s common stock over the measurement price of the SAR. The measurement price will not be less than 100% of the fair market value of the Company’s common stock on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price will be not be less than 100% of the fair market value of the Company’s common stock on such future date. SARs may not be granted with a term in excess of 10 years. SARs may be granted independently or in tandem with an option. When SARs are expressly granted in tandem with options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or Change in Control Event, each as defined below), (ii) the SAR will terminate and no longer be exercisable upon termination or exercise of the related option (except to the extent designated by the Board in connection with a Reorganization Event or Change in Control Event), except that a SAR granted with respect to less than the full number of shares covered by an option will not be reduced until the number of shares as to which the related option has been exercised or has terminated exceeds the number of shares not covered by the SAR, (iii) the option will terminate and no longer be exercisable upon exercise of the related SAR, and (iv) the SAR will be transferable only with the related option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of the Company’s common stock, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Unless otherwise provided in the applicable restricted stock award agreement, any dividends (whether paid in cash, stock or property) declared and paid with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of the Company’s common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by the Board. The Board may, in its discretion, provide that settlement of a restricted stock unit will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any restricted stock units. The Board may, in its sole discretion, provide that a grant of restricted stock units may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of the Company’s common stock; however, any such dividend equivalents will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the Amended 2010 Incentive Plan, the Board has the right to grant other awards of shares of the Company’s common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of the Company’s common stock or other property, which are referred to as other stock-based awards, including, without limitation, awards entitling recipients to receive shares of the Company’s common stock to be delivered in the future. Other stock-based awards will also be available as a form of payment in settlement of other Awards granted under the Amended 2010 Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of the Company’s common stock or in cash, as the Board may determine. Any dividend equivalents awarded in respect of other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which such dividend equivalents are awarded.

Cash-Based Awards. The Board may also grant awards denominated in cash rather than shares of common stock (“Cash-Based Awards”), including performance awards, as described in further detail below. Any dividend equivalents awarded in respect of Cash-Based Awards will be subject to the same restrictions on transfer and forfeitability as the Cash-Based Award with respect to which such dividend equivalents are awarded.

Performance Awards. Restricted stock awards, restricted stock unit awards, other stock-based awards or cash-based awards under the Amended 2010 Incentive Plan may be made subject to the achievement of performance goals. These performance awards can also provide for cash payments of up to $1,000,000 per fiscal year per individual. Performance awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be made only by a committee (or subcommittee) of the Board comprised solely of two or more directors eligible to serve on a committee making awards qualifying as “performance-based compensation” under Section 162(m). For any award intended to qualify as “performance-based compensation,” the committee will specify that the degree of granting, vesting and/or payout will be subject to the achievement of one or more objective performance measures established by the committee, which will be based on the relative or absolute attainment of any combination of the following:

•

the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•

achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time;

•

specified levels of product sales; net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; or return on sales, assets, equity or investment;

•	improvement of financial ratings;

•	achievement of balance sheet or income statement objectives;

•	total stockholder return; and/or

•	other comparable measures of financial and operational performance.

Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measures of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The committee may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.

Such performance measures may vary by participant and may be different for different awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee, and will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. The Board may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such a performance award, and the committee may not waive the achievement of applicable performance measures except in the case of death or disability of the participant or a Change in Control Event (as defined below).

Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code may be based on these or other performance measures as the Board may determine.

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which could adversely affect the Company.

Any dividend equivalents awarded with respect to performance awards will be subject to the same restrictions on transfer and forfeitability as the performance awards with respect to which such dividend equivalents are awarded.

Minimum Vesting Requirements

The Amended 2010 Incentive Plan provides that no option that vests solely based on the passage of time that is granted to an employee in connection with his or her commencement of employment will vest earlier than the first anniversary of its date of grant or the date of commencement of employment, whichever is earlier. However, the Board, either at the time the option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of the death or disability of the participant; the termination of the participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

Awards of restricted stock, restricted stock unit awards, other stock-based awards and cash-based awards that vest solely based on the passage of time will be zero percent vested prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Awards of restricted stock, restricted stock unit awards, other stock-based awards and cash-based awards that do not vest solely based on the passage of time (excluding performance awards) will not vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The minimum vesting requirements in the two foregoing sentences will not apply to awards of restricted stock, restricted stock unit awards, other stock-based awards and cash-based awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares for which Awards may be made under the Amended 2010 Incentive Plan. Except as otherwise provided in the case of performance awards, the Board may, either at the time an award of restricted stock, a restricted stock unit award, other stock-based award or cash-based award is made, or at any time thereafter, waive its right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to such award, in whole or in part, in the event of the death or disability of the participant; the termination of the participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

No more than 50% of the aggregate number of shares of the Company’s common stock underlying performance awards that are made during any calendar year under the Amended 2010 Incentive Plan will vest prior to the first anniversary of the date of grant.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

All of the Company’s employees, officers, and directors, as well as the Company’s consultants and advisors, are eligible to receive Awards under the Amended 2010 Incentive Plan. However, incentive stock options may only be granted to the Company’s employees, employees of the Company’s present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

The maximum number of shares of common stock with respect to which awards may be granted under the Amended 2010 Incentive Plan to any participant is 250,000 per fiscal year, subject to adjustment in the event of changes in capitalization and other similar events. For these purposes, each share of common stock subject to an award is counted as one share of common stock (including each share of common stock subject to a full-value award), and the combination of an option in tandem with a SAR will be treated as a single award.

Administration

The Amended 2010 Incentive Plan will be administered by the Board. The Board has the authority to grant Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2010 Incentive Plan that it deems advisable and to construe and interpret the provisions of the Amended 2010 Incentive Plan and any Award agreements entered into under the Amended 2010 Incentive Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Amended 2010 Incentive Plan or any Award in the manner and to the extent it deems expedient and will be the sole and final judge of such expediency. All decisions by the Board will be made in the board’s sole discretion and will be final and binding on all persons having or claiming any interest in the Amended 2010 Incentive Plan or in any Award.

Pursuant to the terms of the Amended 2010 Incentive Plan, the Board may delegate any or all of its powers under the Amended 2010 Incentive Plan to one or more committees or subcommittees of the board. The Board has authorized the Company’s compensation committee to administer certain aspects of the Amended 2010 Incentive Plan, including the granting of Awards to executive officers, and has authorized a committee of the board, consisting of Mr. Tuan Ha-Ngoc, the Company’s President and Chief Executive Officer, to grant options to non-executive employees, subject to limitations set by the compensation committee.

In addition, to the extent permitted by applicable law, the Board may delegate to one or more of the Company’s officers the power to grant options or other Awards that constitute rights under Delaware law (subject to any limitations under the Amended 2010 Incentive Plan) to the Company’s employees or officers, or to the employees or officers of any of the Company’s present or future subsidiary corporations, and to exercise such other powers under the Amended 2010 Incentive Plan as the Board may determine. The Board will fix the terms of any Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant. No officer will be authorized to grant Awards to any “executive officer” (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, or the “Exchange Act”) or to any “officer” (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority to officers to grant restricted stock unless Delaware law then permits such delegation.

Subject to any applicable limitations contained in the Amended 2010 Incentive Plan (including with respect to performance awards), the Company’s compensation committee generally selects the recipients of Awards and determines the following with respect to such Awards (provided that, at times, the Company’s compensation committee recommends to the board certain aspects of an Award or Awards for the board’s approval):

•	the number of shares of the Company’s common stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options (which may not be less than 100% of the fair market value of the Company’s common stock on the date of grant);

•	the duration of options (which may not exceed 10 years);

•	the duration and terms of any cash-based awards; and

•

the number of shares of the Company’s common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based award and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

Each Award under the Amended 2010 Incentive Plan may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat participants uniformly. The Board will determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of the Company’s common stock, other than an ordinary cash dividend, the Company is required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by the Board, to (i) the number and class of securities available under the Amended 2010 Incentive Plan, (ii) the share counting rules and sublimits set forth in the Amended 2010 Incentive Plan, (iii) the number and class of securities and exercise price per share of each outstanding option and each option issuable to the Company’s non-employee directors under the Amended 2010 Incentive Plan, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock or restricted stock unit award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding other stock-based award.

The Amended 2010 Incentive Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Company’s common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Company’s common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) the Company’s liquidation or dissolution.

Upon the occurrence of a Reorganization Event, or the Company’s execution of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding options be assumed, or that equivalent options be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). If the Reorganization Event also constitutes a Change in Control Event (as defined below), except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between the participant and the Company, any assumed or substituted options held by the Company’s employees shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated without cause (as defined in the Amended 2010 Incentive Plan). If the acquiring or succeeding corporation (or an affiliate thereof) in a Reorganization Event does not agree to assume or substitute for outstanding options, or in the event of the Company’s liquidation or dissolution, the Board will provide that all unexercised options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of the Reorganization Event, except to the extent exercised by the participant before the consummation of the Reorganization Event. If, under the terms of the Reorganization Event, holders of the Company’s common stock receive a cash payment for each share of common stock surrendered pursuant to the Reorganization Event (the “Acquisition Price”), the Board may instead provide that all outstanding options will terminate upon consummation of the Reorganization Event and that each participant will receive a cash payment equal to the amount by which the Acquisition Price multiplied by the number of shares of common stock subject to such outstanding options exceeds the aggregate exercise price of such options and any applicable tax withholdings.

Upon the occurrence of a Reorganization Event that is not a Change in Control Event (as defined below), the Company’s repurchase and other rights with respect to outstanding awards of restricted stock and restricted stock unit awards will inure to the benefit of the Company’s successor and will apply to the cash, securities or other property into which the Company’s common stock is converted into or exchanged for pursuant to the Reorganization Event in the same manner and to the same extent as they applied to the Company’s common stock subject to such restricted stock and restricted stock unit awards.

The Amended 2010 Incentive Plan also contains provisions addressing the consequences of any Change in Control Event, which is generally defined as (a) the acquisition of beneficial ownership of the Company’s capital stock if, after such acquisition, the acquirer owns 50% or more of the then-outstanding shares of the Company’s common stock or 50% or more of the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of the Company’s directors, subject to certain limitations, (b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of the Company’s assets, subject to certain limitations, (c) such time as the Company’s continuing directors (as defined under the Amended 2010 Incentive Plan) cease to constitute a majority of the Board (or, if applicable, the board of directors of the Company’s successor corporation) or (d) the Company’s liquidation or dissolution.

Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the applicable option agreement or any other agreement between a participant and the Company, each option held by the Company’s employees will be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated without cause (as defined in the Amended 2010 Incentive Plan).

Upon the occurrence of a Change in Control Event (regardless of whether it is also a Reorganization Event), except to the extent specifically provided to the contrary in the Award agreement or any other agreement between a participant and the Company, each award of restricted stock and each restricted stock unit award held by the Company’s employees will immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated without cause.

The Board may specify in an Award at the time of grant the effect of a Reorganization Event or Change in Control Event on any SAR or other stock-based award.

Subject to the minimum vesting requirements described above, the Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Awards

In connection with the Company’s merger or consolidation with another entity or the Company’s acquisition of property or stock of another entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Amended 2010 Incentive Plan. Substitute Awards will not count against the Amended 2010 Incentive Plan’s overall share limit or any sublimit in the Amended 2010 Incentive Plan, except as may be required by the Code.

Limitations on Repricing

Unless the Company’s stockholders approve such action (except as provided under the Amended 2010 Incentive Plan in connection with a change in capitalization or similar event, Reorganization Event, or Change in Control Event), the Amended 2010 Incentive Plan provides that the Company may not:

•

amend any outstanding stock option or SAR granted under the Amended 2010 Incentive Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the Amended 2010 Incentive Plan) and grant in substitution therefor new Awards under the Amended 2010 Incentive Plan (other than as substitute Awards as described above) covering the same or a different number of shares of the Company’s common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for a cash payment any outstanding option or SAR with an exercise or measurement price per share above the then-current fair market value of the Company’s common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

The Board may modify Awards granted under the Amended 2010 Incentive Plan to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Amended 2010 Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be granted under the Amended 2010 Incentive Plan after February 11, 2020, but Awards previously granted may extend beyond that date. The Board may amend, suspend or terminate the Amended 2010 Incentive Plan or any portion thereof at any time, except that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment will become exercisable, realizable or vested, as applicable, unless and until such amendment has been approved by the Company’s stockholders if required by Section 162(m), and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment has been approved by the Company’s stockholders. If at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended 2010 Incentive Plan will apply to, and be binding on the holders of, all Awards outstanding under the Amended 2010 Incentive Plan at the time the amendment is adopted, provided that the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended 2010 Incentive Plan. No Award will be made that is conditioned upon stockholder approval of any amendment to the Amended 2010 Incentive Plan.

The Board may also amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonqualified stock option, subject in each case to the limitations set forth in the Amended 2010 Incentive Plan with respect to repricings, minimum vesting, performance awards, and actions requiring stockholder approval. Such actions will require the approval of the participant, unless the Board determines that the action, taking into account any related action, does not materially and adversely affect such participant’s rights under the Amended 2010 Incentive Plan or the change is permitted under the Amended 2010 Incentive Plan in connection with a change in capitalization or similar event, Reorganization Event or Change in Control Event.

(ii) At the 2013 Annual Meeting, the Company’s shareholders also approved amendment No. 1 to the Company’s 2010 Employee Stock Purchase Plan (as amended, the “2010 ESPP”), which amendment had previously been adopted by the Board, subject to shareholder approval, and which amendment increased the number of shares of common stock reserved for issuance under the 2010 Plan by 514,000.

The Company’s 2010 Employee Stock Purchase Plan was adopted by the Board on February 2, 2010 and approved by the Company’s stockholders on February 11, 2010. Prior to Amendment No. 1, 250,000 shares of the Company’s common stock were reserved for issuance pursuant to the 2010 ESPP.

The following brief description of the 2010 ESPP is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference:

All of the Company’s employees, including directors who are employees, and all employees of any of the Company’s subsidiaries designated by the Board from time to time, are eligible to participate in the 2010 ESPP provided that:

•	such person is customarily employed by the Company or by the Company’s designated subsidiary for more than 20 hours per week and for more than five months in a calendar year;

•	such person has been employed by the Company or by the Company’s designated subsidiary for at least six months prior to enrolling in the 2010 ESPP; and

•	such person was the Company’s employee or any employee of the Company’s designated subsidiary on the first day of the applicable offering period under the 2010 ESPP.

No employee is eligible to receive an option to purchase shares of the Company’s common stock that would result in the employee owning 5% or more of the total combined voting power or value of the Company’s stock or the stock of any of the Company’s subsidiaries immediately after the grant of such option. For purposes of determining stock ownership of an employee, certain attribution rules under the Code apply, and all stock which the employee has a contractual right to purchase are treated as stock owned by the employee.

The commencement date of the Company’s first offering under the 2010 ESPP was July 1, 2010 and subsequent offerings will begin each January 1 and July 1 (or the first business day thereafter) and continue for six months, which the Company refers to as the “plan period”. Payroll deductions made during each plan period will be held for the purchase of the Company’s common stock at the end of the applicable plan period. The Board may, in its discretion, change the date on which plan periods may commence and may choose a different plan period of 24 months or less for each offering.

With respect to any offering under the 2010 ESPP, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the compensation such employee receives during the plan period (or during such shorter period during which payroll deductions are made). Compensation is defined under the 2010 ESPP to mean the amount of money reportable on the employee’s federal income tax withholding statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of stock options or stock appreciation rights, and similar items, but including, in the case of salespersons, sales commissions to the extent determined by the Board. The Board may, in its discretion, designate a lower maximum contribution rate, and a minimum payroll deduction may be established from time to time by the Board.

On the offering commencement date of each plan period, the Company will grant to each eligible employee who is then a participant in the 2010 ESPP an option to purchase up to a whole number of shares of the Company’s common stock determined by dividing (a) the product of $2,083 and the number of full months in the plan period by (b) the closing price of a share of the Company’s common stock on the offering commencement date (as determined under the 2010 ESPP). No employee may be granted an option under the 2010 ESPP that permits his or her rights to purchase the Company’s common stock under the 2010 ESPP and any other employee stock purchase plans of the Company or its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of the Company’s common stock (determined on the date the option is granted) for each calendar year in which the option is outstanding at any time. Each employee who continues to be a participant in the 2010 ESPP on the last business day of the plan period (referred to as the exercise date) is deemed to have exercised the option at the option price on such date and will be deemed to have purchased from the Company the number of whole shares of the Company’s common stock reserved for purposes of the 2010 ESPP that such employee’s accumulated payroll deductions on the exercise date will pay for, up to the maximum number determined as set forth above.

Under the terms of the 2010 ESPP, the option price shall be determined by the Board for each plan period and the option price will be at least 85% of the applicable closing price of the Company’s common stock (determined as provided under the 2010 ESPP). If the Board does not make a determination of the option price, the option price will be 85% of the lesser of the closing price of the Company’s common stock (determined as provided under the 2010 ESPP) on either (a) the first business day of the plan period or (b) the exercise date.

Any balance remaining in an employee’s payroll deduction account at the end of a plan period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of the Company’s common stock will be carried forward for the following offering, unless the employee elects not to participate in the following offering, in which case the balance in the employee’s account will be refunded. An employee may withdraw the balance accumulated in such employee’s account and withdraw from participation in an offering at any time prior to the close of business on the last business day in the plan period. Any employee who so withdraws may not begin participation again during the remainder of the plan period and may participate in any subsequent offering in accordance with the terms and conditions established by the Board.

If any employee’s employment is terminated prior to the last business day of a plan period, the employee’s account balance will be refunded to the employee (without any reductions for payroll deductions) or, in the event of the employee’s death, to a designated beneficiary, to the executor or administrator of the employee’s estate, or if no executor or administrator has been appointed to the Company’s knowledge, to any other person the Company designates in the Company’s discretion. If, prior to the last business day of a plan period, the designated subsidiary in which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary that is not a designated subsidiary, the employee will be deemed to have terminated employment for purposes of the 2010 ESPP.

Rights under the 2010 ESPP are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

All funds received or held by the Company under the 2010 ESPP may be combined with other corporate funds and may be used for any corporate purposes. Shares may be issued upon exercise of an option from authorized but unissued shares of the Company’s common stock, from shares held in the Company’s treasury, or from any other proper source. In the event the total number of shares of the Company’s common stock specified in elections to be purchased under any offering plus the number of shares purchased under previous offerings under the 2010 ESPP exceeds the maximum number of shares issuable under the 2010 ESPP, the Board will allot the shares then available on a pro-rata basis.

The 2010 ESPP will be administered by the Board or by a committee appointed by the Board. The board or the committee has the authority to make rules and regulations for the administration of the 2010 ESPP and its interpretation and decisions with regard thereto shall be final and conclusive.

The Company will be required to make equitable adjustments in the manner determined by the Board to the number and class of securities available under the 2010 ESPP and the option price to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or any distribution to holders of the Company’s common stock other than an ordinary cash dividend.

Upon the occurrence of a Reorganization Event (as defined below), the Board is authorized to take any one or more of the following actions as to outstanding options under the 2010 ESPP:

•	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice to employees, provide that all outstanding options will be terminated as of the effective date of the Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

upon the occurrence of a Reorganization Event in which holders of the Company’s common stock will receive a cash payment for each share surrendered in the Reorganization Event (the “acquisition price”), provide that participants will receive a cash payment equal to the acquisition price times the number of shares of common stock subject to the participant’s option minus the aggregate option price of such option, in exchange for termination of such option;

•	provide that, in connection with a liquidation or dissolution of the Company, options will convert into the right to receive liquidation proceeds (net of the option price); and

•	any combination of the foregoing.

A “Reorganization Event” is defined under the 2010 ESPP as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Company’s common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all of the Company’s common stock for cash, securities or other property pursuant to a share exchange transaction, or (iii) the Company’s liquidation or dissolution.

In order to comply with the laws of any foreign jurisdiction, the Company may grant options to the Company’s employees or employees of the Company’s designated subsidiaries who are citizens or residents of such foreign jurisdiction with terms that are less favorable (but not more favorable) than the terms of options granted under the 2010 ESPP to employees who are residents of the United States. The Company’s employees or employees of the Company’s designated subsidiaries who are citizens or residents of a foreign jurisdiction may be excluded from eligibility under the 2010 ESPP if the grant of an option under the 2010 ESPP to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the 2010 ESPP to violate the terms of Section 423 of the Code. The Company may add one or more appendices to the 2010 ESPP describing the operation of the 2010 ESPP in those foreign jurisdictions in which employees are excluded from participation or granted less favorable options. The Board may from time to time establish one or more sub-plans under the 2010 ESPP with respect to one or more of the Company’s designated subsidiaries, provided such sub-plan complies with Section 423 of the Code.

The Board may at any time, and from time to time, amend the 2010 ESPP. The Company is required under the 2010 ESPP to obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, the Board may not make any amendment that would cause the 2010 ESPP to fail to comply with Section 423 of the Code. The Board may terminate the 2010 ESPP at any time. Upon termination, the Company will refund all amounts in the accounts of participating employees.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 29, 2013, the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2014 annual meeting of shareholders.

	For	Withheld	Broker Non-Votes
Mr. Kenneth Bate	36,220,529	189,041	9,359,622
Dr. Robert Epstein	36,313,154	96,416	9,359,622
Dr. Anthony Evnin	36,198,679	210,891	9,359,622
Mr. Tuan Ha-Ngoc	36,281,977	127,593	9,359,622
Dr. Raju Kucherlapati	36,215,135	194,435	9,359,622
Mr. Henri Termeer	36,209,696	199,874	9,359,622
Mr. Kenneth Weg	29,403,123	7,006,447	9,359,622
Dr. Robert Young	36,309,693	99,877	9,359,622

2. The amendment and restatement of the Company’s 2010 Stock Incentive Plan, reserving up to an additional 3,000,000 shares of common stock for issuance under the 2010 Stock Incentive Plan and providing for certain other amendments, was approved.

For:	30,383,482
Against:	6,015,760
Abstain:	10,328
Broker Non-Votes:	9,359,622

3. Amendment No. 1 to the Company’s 2010 Employee Stock Purchase Plan, reserving up to an additional 514,000 shares of common stock for issuance under the 2010 Employee Stock Purchase Plan, was approved.

For:	36,178,994
Against:	183,512
Abstain:	47,064
Broker Non-Votes:	9,359,622

4. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	36,064,841
Against:	311,987
Abstain:	32,742
Broker Non-Votes:	9,359,622

5. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013 was ratified.

For:	45,427,727
Against:	304,098
Abstain:	37,367

Item 8.01 Other Events.

(i) On May 31, 2013, a class action lawsuit was filed against the Company and certain of its officers in the United States District Court for the District of Massachusetts, captioned Christine Krause v. AVEO Pharmaceuticals, Inc., et al., No. 1:13-cv-11320-JLT. The complaint purports to be brought on behalf of shareholders who purchased the Company’s common stock between January 3, 2012 and May 1, 2013. The complaint generally alleges that the Company and certain of its officers violated Sections 10(b) and/or 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder by making allegedly false and/or misleading statements concerning the phase 3 trial design and results for the TIVO-1 study in an effort to lead investors to believe that the drug would receive approval from the FDA. The complaint seeks unspecified damages, interest, attorneys’ fees, and other costs. The Company denies any allegations of wrongdoing and intends to vigorously defend against this lawsuit. However, there is no assurance that the Company will be successful in its defense or that insurance will be available or adequate to fund any settlement or judgment or the litigation costs of this action. Moreover, the Company is unable to predict the outcome or reasonably estimate a range of possible loss at this time.

(ii) On June 4, 2013, the Company issued a press release announcing the restructuring described in this Current Report on Form 8-K. The full text of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Amended and Restated 2010 Stock Incentive Plan

99.2	2010 Employee Stock Purchase Plan, as amended by Amendment No. 1 thereto

99.3	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: June 4, 2013	By:	/s/ David B. Johnston
David B. Johnston Chief Financial Officer